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                                             Registration Statement No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BHA Group Holdings, Inc.
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               (Exact name of issuer as specified in its charter)

                                    Delaware
                         ------------------------------
                          (State or other jurisdiction
                         incorporation or organization)

                                   43-1416730
                         ------------------------------
                                (I.R.S. Employer
                               Identification No.)

              8800 East 63rd Street, Kansas City, Missouri 64133
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       (Address of Principal Executive Offices)         (Zip Code)

                    Amended and Restated Incentive Stock Plan
                        (formerly, Incentive Stock Plan)
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                            (Full title of the plan)

                                  James C. Shay
                                    Secretary
                            BHA Group Holdings, Inc.
                              8800 East 63rd Street
                           Kansas City, Missouri 64133
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                     (Name and address of agent for service)

                                 (816) 356-8400
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          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                           Ralph J. Sutcliffe, Esq.
                           Kronish, Lieb, Weiner & Hellman
                           1114 Avenue of the Americas
                           New York, NY 10036

                         CALCULATION OF REGISTRATION FEE
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                                                     Proposed
Title of                          Proposed           maximum
Securities         Amount         maximum            aggregate     Amount of
to be              to be          offering price     offering      registration
registered         registered     per share(1)       price         fee
----------         ----------     ------------       ---------     -------------
Common Stock,
$.01 par value     580,000        $18.125            $10,512,500   $3,101.19
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(1)  Estimated solely for the purpose of calculating the registration fee. The offering price has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low prices of BHA Group Holdings, Inc.'s Common Stock reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on April 3, 1998.

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        The contents of BHA Group Holdings, Inc.'s (the "Registrant")
Registration Statement on Form S-8 (File No. 33-58782) are incorporated herein by reference.

Exhibits
--------
5.1  Opinion of counsel re: legality

23.1 Consent of independent accountants

23.2 Consent of counsel (included in Exhibit 5.1 above)

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on this 9th day of April, 1998.

                                                  BHA GROUP HOLDINGS, INC.
                                                  (Registrant)

                                                  By:/s/ James E. Lund
                                                     ---------------------------
                                                     James E. Lund,
                                                     Chief Executive Officer and
                                                     President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


     Signature                      Title                             Date
     ---------                      -----                             ----
/s/ James E. Lund              Chief Executive                   April  9, 1998
--------------------------     Officer, President
James E. Lund                  and Director


/s/ James C. Shay
--------------------------     Chief Financial                   April  9, 1998
James C. Shay                  Officer, Treasurer
                               and Secretary


/s/ Lamson Rheinfrank, Jr.     Chairman of the                   April  9, 1998
--------------------------     Board of Directors
Lamson Rheinfrank, Jr.         and Director


/s/ Michael T. Zak             Vice Chairman of the              April  9, 1998
--------------------------     Board of Directors
Michael T. Zak                 and Director

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
     Signature                      Title                             Date
     ---------                      -----                             ----
/s/ James J. Thome             Chief Operating                   April  9, 1998
--------------------------     Officer, Executive
James J. Thome                 Vice President and
                               Director


/s/ Don H. Alexander           Director                          April  9, 1998
--------------------------
Don H. Alexander


/s/ Robert D. Freeland         Director                          April  9, 1998
--------------------------
Robert D. Freeland


/s/ Richard C. Greene          Director                          April  9, 1998
--------------------------
Richard C. Greene


/s/ Thomas A. McDonnell        Director                          April  9, 1998
--------------------------
Thomas A. McDonnell

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                                  EXHIBIT INDEX

Exhibit
-------
5.1  Opinion of Counsel re: legality

23.1 Consent of independent accountants

23.2 Consent of Counsel
        (included in Exhibit 5.1 above)

                                        5

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